Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-147190, File No. 333-179513, File No. 333-161647 and File No. 333-231598 on Form S-8 on our reports dated August 13, 2021 relating to the consolidated financial statements of Standex International Corporation and the effectiveness of Standex International Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 13, 2021